Exhibit (j)(2)




           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A)(No. 33-00488/811-04416) of Allegiant Funds of our reports dated July 22, 2005, included in the 2005 Annual Reports to shareholders.



/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 27, 2005